                                                                    EXHIBIT 4(j)


                      ML LIFE INSURANCE COMPANY OF NEW YORK

                GUARANTEED MINIMUM INCOME BENEFIT ("GMIB") RIDER
    (GUARANTEED OPTIONAL LIFETIME DISTRIBUTIONS(SM) (GOLD(SM)) BENEFIT RIDER)

This Rider is part of the Contract to which it is attached ("the Base Contract"). The effective date of this Rider is the Date of Issue for the Base Contract. This Rider is only available if the age of the Annuitant (and any Co-Annuitant) on the Date of Issue is less than or equal to the Maximum Age for GMIB Rider shown on the GMIB Rider page of the Contract Schedule ("GMIB Schedule"). This Rider may not be terminated by the Owner.

GUARANTEED MINIMUM INCOME BENEFIT

This Rider provides the option to receive payment of a guaranteed minimum monthly fixed income during the lifetime of the Annuitant (or Co-Annuitants, if applicable) subject to the Conditions for Exercising GMIB described below.

We determine the amount of monthly income as follows:

(1) We deduct any premium taxes attributable to the Variable Account A value from the GMIB Benefit Base as of the date you exercise GMIB. We apply the remaining amount to the GMIB payout rates for the Annuity Option you select based on the age and sex (where permissible) of the Annuitant (and Co-Annuitant, if applicable). Annuity Option Payout Rates for GMIB Rider are attached to this Rider.

(2) We deduct any premium taxes and any charges that we collect on annuitization attributable to the Variable Account A value from the Variable Account A value as of the date you exercise GMIB. We apply the remaining amount to the current annuity payout rates for the Annuity Option you select based on the age and sex (where permissible) of the Annuitant (and Co-Annuitant, if applicable) as described in Section 8.2 of the Base Contract.

The monthly income we will pay is the greater of the monthly income amounts calculated in (1) and (2) above plus any monthly income amount attributable to the Variable Account B value determined as follows:

     We deduct any premium taxes and any charges we collect on annuitization attributable to the Variable Account B value from the Variable Account B value as of the date you exercise GMIB. We apply the remaining amount to the current annuity payout rates for the selected Annuity Option based on the age and sex (where permissible) of the Annuitant (and Co-Annuitant, if applicable) as described in Section 8.2 of the Base Contract.

CONDITIONS FOR EXERCISING GMIB

In order to receive monthly income payments under this Rider you must:

(1)  exercise GMIB during an Exercise Period described on the GMIB Schedule; and

(2) apply your entire GMIB Benefit Base under one of the Annuity Options Available on Exercise of GMIB.

GMIB BENEFIT BASE

THE GMIB BENEFIT BASE IS USED SOLELY TO DETERMINE THE GUARANTEED MINIMUM INCOME BENEFIT AND DOES NOT ESTABLISH OR GUARANTEE A CONTRACT VALUE, CASH VALUE, MINIMUM DEATH BENEFIT OR MINIMUM RETURN FOR ANY INVESTMENT OPTION.

The GMIB Benefit Base is equal to the greater of:

(1)  "Maximum Anniversary Value for Variable Account A"; and

(2)  "Premiums Compounded at Benefit Base Rate for Variable Account A".

MLNY077                                                                 SPECIMEN

MAXIMUM ANNIVERSARY VALUE FOR VARIABLE ACCOUNT A: To determine the Maximum Anniversary Value for Variable Account A, we will calculate an anniversary value for the Date of Issue and for each Contract Anniversary through the earlier of the Benefit Base Limitation Date shown on the GMIB Schedule and the date you exercise GMIB. An anniversary value is equal to the Variable Account A value on the Date of Issue and on each Contract Anniversary, increased by premium payments to Variable Account A and decreased by "adjusted" transfers to Variable Account B and by "adjusted" withdrawals from Variable Account A since the Date of Issue or that anniversary. The Maximum Anniversary Value for Variable Account A is equal to the greatest of these anniversary values.

Each "adjusted" transfer or "adjusted" withdrawal equals the amount transferred or withdrawn multiplied by (i) divided by (ii) where:

     (i)  is the Maximum Anniversary Value for Variable Account A; and

     (ii) is the Variable Account A value,

both of which are determined immediately prior to the transfer or withdrawal.

PREMIUMS COMPOUNDED AT BENEFIT BASE RATE FOR VARIABLE ACCOUNT A ("PREMIUM BENEFIT BASE"):

The Premium Benefit Base equals (i) minus (ii) where:

     (i) is the sum of all premiums paid into Variable Account A with interest compounded daily from the date received at the annual Benefit Base Rate shown on the GMIB Schedule; and

     (ii) is the sum of all "adjusted" transfers to Variable Account B and "adjusted" withdrawals from Variable Account A with interest compounded daily from the date of each transfer or withdrawal at the annual Benefit Base Rate shown on the GMIB Schedule.

For purposes of compounding interest in (i) and (ii) above, such interest shall accrue until the earlier of the Benefit Base Limitation Date shown on the GMIB Schedule or the date you exercise GMIB. No interest shall accrue thereafter.

Each "adjusted" transfer or "adjusted" withdrawal equals the amount transferred or withdrawn multiplied by an adjustment factor. To determine the adjustment factor, we calculate the total of all transfers to Variable Account B and withdrawals from Variable Account A during the Contract Year, including any currently requested transfer or withdrawal. If the total of all such transfers and withdrawals since the previous Contract Anniversary is less than or equal to the Benefit Base Rate times the Premium Benefit Base as of the previous Contract Anniversary, the adjustment factor is equal to 1.0 divided by 1 plus the Benefit Base Rate raised to a fraction. The fraction is equal to the number of days remaining in the Contract Year, excluding leap days, divided by 365. If the total of all such transfers and withdrawals since the previous Contract Anniversary is greater than the Benefit Base Rate times the Premium Benefit Base as of the previous Contract Anniversary, the adjustment factor is equal to the Premium Benefit Base divided by the Variable Account A value, where both values are determined immediately prior to the transfer or withdrawal.

CHANGE OF ANNUITANT

If on the Date of Issue the new Annuitant was older than the Maximum Age for GMIB Rider shown on the GMIB Schedule, this Rider will terminate. Otherwise:

(1) We will compare the age of the new Annuitant to the age of the Annuitant being used to determine the Last Exercise Date. If on the Date of Issue the age of the new Annuitant was older, we will recalculate the Last Exercise Date based on his or her age on the Date of Issue. If the recalculated Last Exercise Date is earlier than the effective date of the change of Annuitant, this Rider will terminate.

MLNY077                                                                 SPECIMEN

(2) We will recalculate the Benefit Base Limitation Date based on the new Annuitant's age if:

     (a) on the Date of Issue the new Annuitant was older than the Annuitant currently used to determine the Benefit Base Limitation Date; and

     (b) the current Benefit Base Limitation Date is later than the effective date of the change of Annuitant. The new Benefit Base Limitation Date will be the later of the recalculated date and the effective date of the change of Annuitant.

ANNUITY OPTIONS AVAILABLE ON EXERCISE OF GMIB

The Annuity Options available on exercise of GMIB are shown on the GMIB Schedule and are described in the Base Contract.

GMIB FEE

This fee compensates us for risks we assume in providing this benefit. The GMIB Fee Percentage, how the GMIB Fee is calculated, and when it is deducted from the Variable Account A value are described on the GMIB Schedule.

PREMIUM LIMITATION

We may refuse to accept any additional premium payments under the circumstances described on the GMIB Schedule.

TERMINATION

This Rider will terminate upon the earliest of:

(1)  the expiration of the Last Exercise Date as shown on the GMIB Schedule;

(2)  exercise of GMIB under this Rider;

(3)  termination of the Base Contract due to:

     (a)  full surrender;

     (b)  annuitization; or

     (c) receipt of Due Proof of Death of the Owner and, if applicable, a surviving spouse does not elect to continue the Base Contract under its Contract Continuation Option;

(4)  transfer of all the Variable Account A value to Variable Account B; or

(5) a change of Annuitant that causes the GMIB Rider to terminate as described above under Change of Annuitant (including any change of Annuitant that results from a surviving spouse electing to continue the Base Contract under its Contract Continuation Option).

The benefit provided by this Rider is subject to all the terms and conditions of this Rider and the Base Contract.

                                           ML LIFE INSURANCE COMPANY OF NEW YORK

                                           By: /s/ LORI M. SALVO
                                              ----------------------------------
                                              Secretary

MLNY077                                                                 SPECIMEN

                      ML LIFE INSURANCE COMPANY OF NEW YORK

                   ANNUITY OPTION PAYOUT RATES FOR GMIB RIDER
            AMOUNT OF MONTHLY PAYMENT PER $1000 OF GMIB BENEFIT BASE

Annuity payout rates are based on the Annuity 2000 Table with a 5-year age setback and interest at an annual rate of 2 1/2%. Information for ages not shown will be furnished upon request.


OPTION 1: LIFE ANNUITY

       AGE OF                                  AGE OF                                 AGE OF
     ANNUITANT        FEMALE         MALE    ANNUITANT        FEMALE         MALE    ANNUITANT        FEMALE          MALE
     -------------------------------------  --------------------------------------  ---------------------------------------
        50             3.36          3.57       62             4.14          4.49       74             5.75           6.42
        51             3.40          3.63       63             4.23          4.60       75             5.95           6.66
        52             3.46          3.69       64             4.33          4.72       76             6.17           6.91
        53             3.51          3.75       65             4.43          4.84       77             6.41           7.19
        54             3.57          3.82       66             4.54          4.97       78             6.68           7.48
        55             3.63          3.89       67             4.66          5.11       79             6.96           7.80
        56             3.69          3.96       68             4.79          5.26       80             7.27           8.14
        57             3.75          4.04       69             4.92          5.43       81             7.60           8.50
        58             3.82          4.12       70             5.06          5.60       82             7.96           8.89
        59             3.90          4.21       71             5.22          5.78       83             8.36           9.31
        60             3.97          4.30       72             5.38          5.98       84             8.79           9.76
        61             4.05          4.39       73             5.56          6.19       85             9.25          10.25


OPTION 2: LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 YEARS

       AGE OF                                  AGE OF                                 AGE OF
     ANNUITANT        FEMALE         MALE    ANNUITANT        FEMALE         MALE    ANNUITANT        FEMALE          MALE
     -------------------------------------  --------------------------------------  ---------------------------------------
        50             3.28          3.47       62             4.00          4.31       74             5.36          5.80
        51             3.32          3.53       63             4.08          4.40       75             5.51          5.96
        52             3.37          3.58       64             4.17          4.50       76             5.68          6.13
        53             3.42          3.64       65             4.26          4.61       77             5.85          6.30
        54             3.47          3.70       66             4.36          4.72       78             6.03          6.47
        55             3.53          3.76       67             4.46          4.83       79             6.22          6.65
        56             3.59          3.83       68             4.57          4.95       80             6.41          6.82
        57             3.65          3.90       69             4.68          5.08       81             6.61          7.00
        58             3.71          3.97       70             4.80          5.21       82             6.81          7.18
        59             3.78          4.05       71             4.93          5.35       83             7.01          7.36
        60             3.85          4.13       72             5.07          5.50       84             7.21          7.53
        61             3.92          4.22       73             5.21          5.65       85             7.42          7.70


                                      - 1 -


MLNY077-4                                                               SPECIMEN

OPTION 3: JOINT AND SURVIVOR LIFE ANNUITY

      FEMALE                                                         MALE AGE
       AGE              50            55            60            65            70            75            80            85
     -------------------------------------------------------------------------------------------------------------------------
        50             3.05          3.11          3.16          3.20          3.23          3.25          3.26          3.27
        55             3.15          3.24          3.33          3.40          3.45          3.48          3.50          3.52
        60             3.23          3.37          3.50          3.61          3.70          3.76          3.80          3.83
        65             3.31          3.48          3.66          3.83          3.98          4.09          4.18          4.23
        70             3.36          3.58          3.81          4.05          4.28          4.48          4.63          4.74
        75             3.41          3.65          3.93          4.25          4.58          4.90          5.17          5.38
        80             3.44          3.70          4.03          4.41          4.84          5.31          5.76          6.15
        85             3.46          3.74          4.09          4.52          5.05          5.67          6.34          6.99


OPTION 4: JOINT AND SURVIVOR LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 YEARS

      FEMALE                                                         MALE AGE
       AGE              50            55            60            65            70            75            80            85
     -------------------------------------------------------------------------------------------------------------------------
        50             3.05          3.11          3.16          3.20          3.23          3.25          3.26          3.27
        55             3.15          3.24          3.33          3.40          3.45          3.48          3.50          3.52
        60             3.23          3.37          3.50          3.61          3.70          3.76          3.80          3.82
        65             3.31          3.48          3.66          3.83          3.98          4.09          4.17          4.21
        70             3.36          3.58          3.81          4.05          4.27          4.47          4.61          4.71
        75             3.41          3.65          3.93          4.24          4.56          4.87          5.12          5.31
        80             3.44          3.70          4.02          4.39          4.82          5.26          5.67          5.99
        85             3.45          3.73          4.08          4.50          5.01          5.58          6.15          6.66


                                           ML LIFE INSURANCE COMPANY OF NEW YORK

                                           By: /s/ LORI M. SALVO
                                              ----------------------------------
                                              Secretary


                                     - 2 -


MLNY077-4                                                               SPECIMEN